                                                                    EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
PowerCerv Corporation

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-3960) pertaining to the registration of 3,675,000 shares of its common stock of our report dated January 22, 1999, except with respect to Note 16, as to which the date is March 31, 1999, with respect to the consolidated financial statements and schedule of PowerCerv Corporation and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                          /s/ Ernst & Young LLP


Tampa, Florida
April 12, 1999